UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2016

Repros Therapeutics Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15281	76-0233274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7
The Woodlands, TX	77380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 719-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 8.01	Other Events.

On August 9, 2016, Repros Therapeutics Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Ladenburg Thalmann & Co. Inc. (the “Agent”), under which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), having an aggregate offering price of up to $10,000,000 (the “Shares”) through an “at the market” equity offering program.

The Company may sell the Shares in amounts and at times to be determined by the Company from time to time, although the Company has no obligation to sell any of the Shares. Sales of the Shares, if any, made through the Agent, as sales agent, may be made from time to time directly on or through the Nasdaq Capital Market, on any other existing trading market for the Common Stock, to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. The Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Company will pay compensation to the Agent at a fixed commission rate equal to three percent (3.0%) of the gross proceeds per share of all shares sold through such Agent under the Agreement. The Company or the Agent may at any time suspend the offering or terminate the Agreement pursuant to the terms thereof.

The Company intends to use the net proceeds from sales of the Shares for general corporate purposes, including for research and development, sales and marketing initiatives, general and administrative expenses, working capital and capital expenditures.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-197253), first filed with the Securities and Exchange Commission (the “Commission”) on July 3, 2014, and amended thereafter, including by Post-Effective Amendment No. 1 thereto filed with the Commission on June 14, 2016, and a prospectus supplement, dated August 9, 2016, filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The Agreement is filed as Exhibit 1.1 to this Current Report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed as an exhibit hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Title

1.1	Equity Distribution Agreement, dated August 9, 2016, between Repros Therapeutics Inc. and Ladenburg Thalmann & Co. Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPROS THERAPEUTICS INC

By:	/s/ Katherine A. Anderson
Katherine A. Anderson
CFO

Dated: August 9, 2016

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1	Equity Distribution Agreement, dated August 9, 2016, between Repros Therapeutics Inc. and Ladenburg Thalmann & Co. Inc.

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